AMENDED AND RESTATED

EXPENSE LIMITATION AGREEMENT

THIS AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT, dated February 28, 2012, between The MainStay Funds, MainStay Funds Trust, Eclipse Funds, and Eclipse Funds Inc. (each a “Company” and collectively, the “Companies”), on behalf of each series of the Companies (each a “Fund” and collectively, “Funds”), and New York Life Investment Management LLC (the “Adviser”)(“Agreement”).

WHEREAS, the Adviser has been appointed the investment advisor of each of the Funds pursuant to an Investment Management Agreement between each Company, on behalf of the Funds, and the Adviser; and

WHEREAS, each Company and the Adviser desire to enter into the arrangements described herein relating to certain expenses of the Funds;

NOW, THEREFORE, each Company and the Adviser hereby agrees as follows:

1.	The Adviser hereby agrees to waive fees and/or reimburse Fund expenses, excluding taxes, interest, litigation, extraordinary expenses, brokerage and other transaction expenses relating to the purchase or sale of portfolio investments, and acquired (underlying) fund fees and expenses), to the extent necessary to maintain Total Annual Operation Expenses specified for the class of shares of each Fund listed on Schedule A for the period commencing February 28, 2012 through February 28, 2013.

2.	The waivers and/or reimbursements described in Section 1 above are not subject to recoupment by the Adviser.

3.	The Adviser understand and intends that the Funds will rely on this Agreement (1) in preparing and filing amendments to the registration statements for the Companies on Form N-1A with the Securities and Exchange Commission, (2) in accruing each Fund’s expenses for purposes of calculating its net asset value per share and (3) for certain other purposes and expressly permits the Funds to do so.

4.	This Agreement may only be amended or terminated prior to its termination date by action of the applicable Board of Trustees/Directors.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ECLIPSE FUNDS

By: /s/ Jack R. Benintende

Name: Jack R. Benintende

Title: Treasurer and Principal Financial and Accounting Officer

ECLIPSE FUNDS INC.

By:/s/ Jack R. Benintende

Name: Jack R. Benintende

Title: Treasurer and Principal Financial and Accounting Officer

THE MAINSTAY FUNDS

By:/s/ Jack R. Benintende

Name: Jack R. Benintende

Title: Treasurer and Principal Financial and Accounting Officer

MAINSTAY FUNDS TRUST

By: /s/ Jack R. Benintende

Name: Jack R. Benintende

Title: Treasurer and Principal Financial and Accounting Officer

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

By: /s/ Stephen P. Fisher

Name: Stephen P. Fisher

Title: Senior Managing Director

SCHEDULE A

FUND	Total Annual Operating Expense Limit (as a percent of average daily net asset)
Tax Free Bond Fund

Class A: 0.82%

Class B: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Class C: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Class I: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Investor Class: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

U.S. Small Cap Fund

Class A: 1.53%

Class B: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Class C: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Class I: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Investor Class: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Epoch International Small Cap Fund	Class A: 1.65%
Class C: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Class I: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Investor Class: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Large Cap Growth Fund	Class A: None Class B: None Class C: None Class I: 0.88% Investor Class: None Class R1: None Class R2: None Class R3: None
Epoch U.S. All Cap Fund	Class A: None Class B: None Class C: None Class I: None Investor Class: None
Global High Income Fund	Class A: None Class B: None Class C: None Class I: None Investor Class: None
MAP Fund	Class A: None Class B: None Class C: None Class I: None Investor Class: None

FUND	Total Annual Operating Expense Limit (as a percent of average daily net asset)
130/30 Core Fund	Class A: 1.50%
Class C: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Class I: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

130/30 International Fund	Class A: 1.60%
Class C: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Class I: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Investor Class: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Balanced Fund	Class A: None Class B: None Class C: None Class I: None Investor Class: None
Cash Reserves Fund	Class I: 0.50% Sweep: 1.00%
Common Stock Fund	Class A: None Class B: None Class C: None Class I: None Investor Class: None
Conservative Allocation Fund	Class A: 0.50% Class B: 1.30% Class C: 1.30% Class I: 0.25% Investor Class: 0.55%
Flexible Bond Opportunities Fund	Class A: None Class B: None Class C: None Class I: None Investor Class: None
Epoch Global Choice Fund	Class A: 1.54%
Class C: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Class I: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Investor Class: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

FUND	Total Annual Operating Expense Limit (as a percent of average daily net asset)
Epoch Global Equity Yield Fund	Class A: None Class C: None Class I: None Investor Class: None
Epoch U.S. Equity Fund	Class A: None Class C: None Class I: None Investor Class: None
Equity Index Fund	Class A: 0.60%
Government Fund	Class A: 1.03%
Class B: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Class C: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Class I: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Investor Class: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Growth Allocation Fund	Class A: 0.50% Class B: 1.30% Class C: 1.30% Class I: 0.25% Investor Class: 0.55%
High Yield Municipal Bond Fund

Class A: 0.85%

Class C: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Class I: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Investor Class: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

High Yield Opportunities Fund

Class A: 1.30%
Class C: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Class I: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Investor Class: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

ICAP Equity Fund	Class A: None Class C: None Class I: 0.90% Investor Class: None Class R1: None Class R2: None

FUND	Total Annual Operating Expense Limit (as a percent of average daily net asset)
ICAP Global Fund	Class A: 1.15% Class C: 1.95% Class I: 0.90% Investor Class: 1.20%
ICAP International Fund	Class A: None Class C: None Class I: 0.95% Investor Class: None Class R1: None Class R2: None
ICAP Select Equity Fund	Class A: 1.18% Class B: None Class C: None Class I: 0.90% Investor Class: None
Indexed Bond Fund	Class A: 0.82% Class I: 0.43% Investor Class: 0.92%
Intermediate Term Bond Fund	Class A: None Class B: None Class C: None Class I: 0.60% Investor Class: None
International Equity Fund	Class A: None Class B: None Class C: None Class I: None Investor Class: None Class R1: None Class R2: None Class R3: None
Moderate Allocation Fund	Class A: 0.50% Class B: 1.30% Class C: 1.30% Class I: 0.25% Investor Class: 0.55%
Moderate Growth Allocation Fund	Class A: 0.50% Class B: 1.30% Class C: 1.30% Class I: 0.25% Investor Class: 0.55%
Money Market Fund	Class A: 0.70% Class B: 0.80% Class C: 0.80% Investor Class: 0.80%

FUND	Total Annual Operating Expense Limit (as a percent of average daily net asset)
Principal Preservation Fund	Class I: 0.30%
Retirement 2010 Fund	Class A: 0.375% Class I: 0.125% Investor Class: 0.475% Class R1: 0.225% Class R2: 0.475% Class R3: 0.725%
Retirement 2020 Fund	Class A: 0.375% Class I: 0.125% Investor Class: 0.475% Class R1: 0.225% Class R2: 0.475% Class R3: 0.725%
Retirement 2030 Fund	Class A: 0.375% Class I: 0.125% Investor Class: 0.475% Class R1: 0.225% Class R2: 0.475% Class R3: 0.725%
Retirement 2040 Fund	Class A: 0.375% Class I: 0.125% Investor Class: 0.475% Class R1: 0.225% Class R2: 0.475% Class R3: 0.725%
Retirement 2050 Fund	Class A: 0.375% Class I: 0.125% Investor Class: 0.475% Class R1: 0.225% Class R2: None Class R3: None
S&P 500 Index Fund	Class A: 0.60%
Class I: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Investor Class: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Short Term Bond Fund	Class A: 0.93%
Class I: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Investor Class: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Convertible Fund	Class A: None Class B: None Class C: None Class I: None Investor Class: None

FUND	Total Annual Operating Expense Limit (as a percent of average daily net asset)
Floating Rate Fund	Class A: None Class B: None Class C: None Class I: None Investor Class: None
Growth Equity Fund	Class A: None Class B: None Class C: None Class I: None Investor Class: None
High Yield Corporate Bond Fund	Class A: None Class B: None Class C: None Class I: None Investor Class: None R2: None
Income Builder Fund	Class A: None Class B: None Class C: None Class I: None Investor Class: None